UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 8, 2015, Armada Hoffler Properties, Inc. (the “Company”) issued 415,500 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), as partial consideration in connection with the Company’s acquisition of the property known as Perry Hall Marketplace, described below under Item 8.01 of this Current Report on Form 8-K. The issuance of the shares of Common Stock to the seller of Perry Hall Marketplace was effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 8.01.	Other Information.

On April 8, 2015, the Company completed the previously announced acquisition of Perry Hall Marketplace, an approximately 74,000 square foot grocery store anchored shopping center located in Perry Hall, Maryland, and Stone House Square, an approximately 112,000 square foot grocery store anchored shopping center located in Hagerstown, Maryland, for aggregate consideration of $20.2 million in cash, net of $15.2 million of net proceeds from the sale of the Sentara Williamsburg office building, and 415,500 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: April 14, 2015	By:	/s/ Eric L. Smith
Eric L. Smith
Vice President of Operations and Secretary